SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Wilson Bank Holding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Wilson Bank Holding Company Letterhead]

March 15, 2004

Dear Shareholder:

     In connection with the Annual Meeting of Shareholders of Wilson Bank Holding Company to be held April 13, 2004, we enclose a Notice of Annual Meeting of Shareholders, a proxy statement, and a form of proxy.

     You are being asked (1) to approve an amendment to the Company’s Charter to provide for staggered terms for the members of the Company’s Board of Directors; (2) to elect the members of each of the three classes of the Company’s Board of Directors created as a result of the amendment to serve for various terms of one to three years or until their successors are duly elected and qualified if the Amendment is approved or to serve until the next Annual Meeting of Shareholders in 2005 or until their successors are duly elected and qualified, if the amendment is not approved and (3) to approve an amendment to the Company’s Charter to increase the number of authorized shares of the Company’s Common Stock from five million (5,000,000) shares to ten million (10,000,000) shares. Information about these matters is contained in the attached proxy statement.

     You are invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed proxy card so that your shares can be voted in the event that you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your proxy may be revoked and you may vote in person. We urge you to return your proxy card in the enclosed, postage paid envelope as soon as possible.

Sincerely,

/s/ Randall Clemons President and Chief Executive Officer Wilson Bank Holding Company

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     To the Shareholders of Wilson Bank Holding Company:

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Wilson Bank Holding Company (the “Company”) will be held on Tuesday, April 13, 2004 at 7:00 p.m., (CDT), at the main office of the Company, located at 623 West Main Street, Lebanon, Tennessee 37087, for the following purposes:

     (1) To approve an amendment to the Company’s Charter to classify the Company’s Board of Directors into three classes of directors with staggered three year terms of office;

     (2) To elect four (4) Class I directors to hold office for a term of one (1) year and until their successors are elected and qualified; to elect four (4) Class II directors for a term of two (2) years and until their successors are elected and qualified and to elect five (5) Class III directors to serve for three (3) years and until their successors are elected and qualified or to elect those same thirteen (13) directors to serve until the next Annual Meeting and until their successors are duly elected and qualified, if the Company’s shareholders do not approve the amendment to the Company’s Charter to classify the Company’s Board of Directors;

     (3) To approve an amendment to the Company’s Charter to increase the number of authorized shares of Common Stock from five million (5,000,000) to ten million (10,000,000); and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on March 1, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

By Order of the Board of Directors,

/s/ Jerry L. Franklin Jerry L. Franklin, Secretary
March 15, 2004

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wilson Bank Holding Company (the “Company”) of proxies for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 13, 2004, at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087, at 7:00 p.m., local time. This proxy material was first mailed to shareholders on or about March 15, 2004.

     All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon and will be voted “For” the amendment of the Company’s charter to establish a classified board, “For” election of the director nominees set out below and "For” approval of the amendment of the Company’s Charter to increase the number of authorized shares of Common Stock (as defined below) from 5,000,000 shares to 10,000,000 shares. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     Only holders of record of the Company’s common stock, par value $2.00 per share (the “Common Stock”), at the close of business on March 1, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 4,320,606 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The approval of the amendments to the Company’s Charter require the approval of a majority of the shares of Company Common Stock outstanding and entitled to vote at the Annual Meeting as of the Record Date. Any other matters submitted to the shareholders but not proposed in this Proxy Statement, shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors of the Company does not know of any other matters which will be presented for action at the Annual Meeting other than those proposed in this Proxy Statement, but the persons named in the proxy (who are directors of the Company) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment. Abstentions and “non-votes” are accounted as “present” in determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. A “non vote” will have no effect on the approval of the nominees to the Company’s board of directors but will have the effect of a vote against the amendments to the Company’s charter. Abstentions will have the same effect as a vote against these proposals.

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company’s regular officers or employees personally or by telephone or other form of electronic communication. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

     Wilson Bank and Trust (the “Bank”) is located in Lebanon, Tennessee and is a wholly-owned subsidiary of the Company. The Company owns 50% of DeKalb Community Bank (“DCB”), located in Smithville, Tennessee and 50% of Community Bank of Smith County (“CBSC”), located in Carthage, Tennessee. Except as otherwise stated, or as the context otherwise requires, the information contained herein relates to the Company and the Bank.

STOCK OWNERSHIP

     There are no persons who are the beneficial owners of more than 5% of the Company’s Common Stock, its only class of voting securities.

     The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2004 (unless otherwise noted), for:

•	each of our directors and nominees;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

     The percentages of shares outstanding provided in the table are based on 4,320,606 voting shares outstanding as of March 1, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within sixty days of March 1, 2004 are considered outstanding for the purpose of calculating the percentage of outstanding shares of Company Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

	Amount and Nature
Name and Address of Beneficial Owner(1)	of Beneficial Owner(2)		Percent of Class(%)
Directors:
Charles Bell	95,143		2.20%
Jack W. Bell	58,505	(3)	1.35%
Mackey Bentley	38,466		.89%
J. Randall Clemons(4)	67,346	(5)	1.56%
James F. Comer	26,073	(6)	.60%
Jerry L. Franklin	63,282	(7)	1.46%
John B. Freeman	37,935	(8)	.87%
Marshall Griffith	24,681		.59%
Harold R. Patton	42,590	(9)	.98%
James Anthony Patton	32,815		.76%
H. Elmer Richerson(4)	19,786	(10)	.45%
John R. Trice	82,818	(11)	1.91%
Robert T. VanHooser	15,288	(12)	.35%

Named Executive Officers:
Gary Whitaker	10,052	(13)	.23%
Larry Squires	1,830	(14)	.00%
John D. Goodman	327	(15)	.00%

Executive Officers and Directors as a group (20 persons)	676,567	(16)	15.69%

(1)	The address for each of the directors and executive officers set forth in the table above is 623 West Main Street, Lebanon, Tennessee 37087.

(2)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3)	Includes 3,321 shares held by or on behalf of Mr. J. Bell’s children and/or other dependents.

(4)	Messrs. Clemons and Richerson are also Named Executive Officers.

(5)	Includes 4,702 shares held by or on behalf of Mr. Clemons’ children and/or other dependents, 2,289 shares held by Mr. Clemons’ wife, 3,200 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan and 26,869 shares held by the Clemons Family Limited Partnership.

(6)	Includes 5,388 shares held by or on behalf of Mr. Comer’s children and/or other dependents.

(7)	Includes 1,953 shares held by or on behalf of Mr. Franklin’s children and/or other dependents.

(8)	Includes 5,244 shares held by or on behalf of Mr. Freeman’s children and/or other dependents.

(9)	Includes 21,660 shares held by Mr. H. Patton’s wife and 606 shares held by or on behalf of Mr. Patton’s children and/or other dependents.

(10)	Includes 2,132 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

(11)	Includes 18,472 shares held as trustee by Mr. Trice.

(12)	Includes 10,269 shares held jointly by Mr. VanHooser’s wife and children.

(13)	Includes 906 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

(14)	Includes 1,066 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

(15)	Includes 200 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

(16)	Includes 11,170 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

ITEM 1 — AMENDMENT OF CHARTER TO CLASSIFY BOARD OF DIRECTORS

     The Company’s Board of Directors has approved and recommended that the shareholders approve an amendment to the Company’s Charter (the “Charter”) to provide for the classification of the Company’s Board of Directors into three classes of directors with staggered three-year terms of office (the “Proposed Amendment”). The description of the Proposed Amendment set forth below is qualified in its entirety by reference to the text of the Proposed Amendment as set forth in Appendix A, attached hereto.

     The Company’s bylaws currently provide that all of the Company’s directors are to be elected annually to serve until their successors have been elected and qualified. Tennessee law provides that a Company’s charter may provide for the staggering of the terms of its directors. The Proposed Amendment, along with a proposed related amendment to the Company’s bylaws, provides that the Company’s directors will be classified into three classes, as nearly equal in number as possible with each class to serve for staggered three year terms. The Company intends for the three classes to initially contain the following directors:

     Class I Directors (Term to Expire at 2005 Annual Meeting)

Jack W. Bell
Mackey Bentley
Harold R. Patton
H. Elmer Richerson

     Class II Directors (Term to Expire at 2006 Annual Meeting)

Charles Bell
J. Randall Clemons
Jerry L. Franklin
James Anthony Patton

     Class III Directors (Term to Expire at 2007 Annual Meeting)

James F. Comer
John B. Freeman
Marshall Griffith
John R. Trice
Robert T. VanHooser, Jr.

     At each annual meeting of the Company’s shareholders following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the Company after their election and until their successors are duly elected and have qualified. By way of example, the Class I directors, Messrs. Bell, Bentley, Patton and Richerson would serve until the 2005 annual meeting at which time their successors would be elected for a term of three years. Similarly, the Class II and Class III directors would serve until the 2006 and 2007 annual meetings, respectively, at which time their successors would be elected for three year terms ending in 2009 and 2010, respectively.

     The Proposed Amendment also includes a provision which would require the affirmative vote of the holders of at least two-thirds of the voting power of the shares of Company Common Stock entitled to vote on the election of directors to amend, alter, change or repeal, or to adopt any provisions as part of the Charter or bylaws that is inconsistent with the purpose and intent of the Proposed Amendment. This portion of the Proposed Amendment, if adopted, would require a shareholder to acquire two-thirds of the voting power of the shares of Company Common Stock in order to amend the Charter to remove the article establishing the classified board. This super majority requirement will make it difficult for a shareholder, including a shareholder that acquires more than a majority of the Company’s Common Stock, to abolish the Company’s staggered board through the amendment of the Charter and as such would work to protect the members of the Company’s Board of Directors from removal.

     The Proposed Amendment will significantly extend the time required to effect a change in control of the Company’s Board of Directors and may discourage takeover bids for the Company. Currently, the Company’s entire board of directors can be replaced at a single meeting by the shareholders holding a majority of the Company’s outstanding shares. If the Proposed Amendment is approved by the shareholders, it would take at least two annual meetings for shareholders holding a majority of the Company’s outstanding shares to effect a change in control of the Company’s Board of Directors.

     Other than the protections afforded by Tennessee corporate law and laws and regulations applicable to banks and bank holding companies, the Company does not have in place any anti-takeover measures. The Proposed Amendment is designed to assure continuity and stability in the Company’s Board of Directors and in the Company’s management and policies since a majority of the Company’s directors at any given time will have prior experience with the Company. The Board of Directors further believes that this continuity and stability will facilitate long-range planning. Generally, as a result of the beneficial ownership by the executive officers and directors of the Company of approximately 15.69% of the outstanding shares of the Company’s Common Stock, management has not experienced any problems with continuity of ownership in the past. As the ownership of the Company becomes more broad based, however, the Company wishes to ensure that this experience will continue.

     The Board of Directors also believes that its classification will enhance the Company’s ability to attract and retain well-qualified individuals who are able to commit the time and resources to understand the Company, its business affairs and operations. The continuity and quality of leadership that results from a classified Board of Directors should, in the opinion of the Board of Directors, promote the long-term value of the Company.

     The Board of Directors also believes that the Proposed Amendment will assist the Board of Directors in protecting the interests of the Company’s shareholders in the event of an unsolicited offer for the Company. Because of the additional time required to change control of the Board of Directors, the Proposed Amendment will tend to perpetuate present management. Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to an acquisition of the Company.

     Because the classified board proposal will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the Company’s outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that shareholders may feel would be in their best interests. The Proposed Amendment is not being recommended in response to any pending or threatened attempt to acquire control of the Company.

     If the number of directors is increased by the Board of Directors and the resultant vacancies are filled by the Board of Directors, those additional directors will serve only until the next annual meeting of shareholders, at which time they will be subject to election and classification by the shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT.

ITEM 2 — ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of thirteen (13) members. The Company’s bylaws provide for a minimum of five and maximum of fifteen directors, the exact number to be set by the Company’s Board of Directors. The Company’s Board of Directors has nominated thirteen individuals to stand for election at the 2004 Annual Meeting. Proxies may not be voted for a greater number of directors than thirteen.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. All the nominees currently are serving as directors of the Company. While the Company’s Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company’s current Board of Directors.

     In the event that the Proposed Amendment is approved by the Company’s shareholders, the directors will be divided into three classes and the shares represented by the proxy will be voted for the election as directors of the thirteen (13) nominees named below for the class and for the terms identified or until their successors are duly elected and qualified. If the Proposed Amendment is not approved by the Company’s shareholders, the shares represented by the enclosed proxy will be voted for the election of the thirteen (13) nominees listed below to serve until the 2005 annual meeting of shareholders or until their successors are duly elected and qualified. The thirteen (13) nominees receiving the highest number of votes cast will be elected.

Information Concerning Nominees

     The following table contains certain information concerning the nominees, which information has been furnished to the Company by the individuals named.

			Current Position; Business Experience
Nominee	Age	Director Since	During Past Five Years (1)
Class I Directors (Term to Expire at 2005 Annual Meeting of Shareholders)
Jack W. Bell(2)(3)	45	1987	Director; Owner — Jack W. Bell Builders, Inc.; Vice President of Operations – Lebanon Aluminum Products, Inc. (until 1995)
Mackey Bentley	59	1987	Director; President — Bentley’s Electric Company, Inc.
Harold R. Patton(4)	68	1987	Director; Retired; General Manager – Wilson Farmers’ Cooperative prior thereto
H. Elmer Richerson	51	1998	Vice President and Director of the Company; President of the Bank (since 2002); Vice President of the Bank from 1989 until 1994; Executive Vice President of the Bank 1994-2002

Class II Directors (Term to Expire at 2006 Annual Meeting of Shareholders)
Charles Bell(2)(5)	65	1993	Director; Consultant (1995-Present) and President (until 1995) – Lebanon Aluminum Products, Inc.
J. Randall Clemons(3)(5)	51	1987	President, Chief Executive Officer and Director of the Company (since 1992); Chairman (since 2002), Chief Executive Officer and Director of the Bank
Jerry L. Franklin	66	1987	Director; Owner as franchisee of Ponderosa Restaurants
James Anthony Patton(4)	43	1987	Director; Salesman-Mid Tenn Chemical; Co-Owner – Container Service, Inc; Salesman – Custom Packaging, Incorporated prior to 2001

Class III Directors (Term to Expire at 2007 Annual Meeting of Shareholders)
James F. Comer(5)	45	1996	Director; Owner — Comer Farms; Vice President - Lending and Account Executive of Farm Credit Services of America (1980-1995)
John B. Freeman	66	1987	Director, Retired Businessman; Chairman — Auto Parts and Service Company, Inc. (until 2000)
Marshall Griffith	65	1987	Director; Businessman – Evergreen Company; Senior Vice President – Fidelity Federal Savings and Loan of Nashville, Tennessee prior thereto
John R. Trice(3)	71	1991	Director; Owner – Trice Appraisal Services
Robert T. VanHooser, Jr.(3)	74	1991	Director (Chairman of the Company’s Board of Directors); Retired Business Development Officer - Wilson Bank and Trust 1991-96; President and CEO of Lebanon Bank, Lebanon, TN prior thereto

(1)	All directors serve on the Boards of Directors of the Company and the Bank.

(2)	Charles Bell is the father of Jack W. Bell.

(3)	Messrs. J. Bell, Clemons, Trice and VanHooser serve on the Board of Directors of DCB.

(4)	Harold R. Patton is the father of James Anthony Patton.

(5)	Messrs. C. Bell, Clemons and Comer serve on the Board of Directors of CBSC.

Description of the Board and Committees of the Board

     The Company does not have an executive compensation or nominating committee. The Board of Directors of the Company also serves as the Board of Directors of the Bank. The Board of Directors of the Company and the Board of Directors of the Bank, based upon recommendations by the Personnel Committee, establish general compensation policies and programs for the Company and the Bank and determine annually the compensation to be paid to Company and Bank employees, including executive officers. The Board of Directors does not believe it is necessary to have a nominating committee because the Boards of Directors of the Company and the Bank act as a nominating committee for directors and officers of the Company and the Bank and develop general criteria concerning the qualifications and selection of directors and officers (including recommendations made by shareholders of the Company) and recommending candidates for such positions.

     Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder. The Board of Directors has not adopted a policy with respect to minimum qualifications for directors. Rather, the Board of Directors annually reviews and determines the specific qualifications and skills that one or more directors must possess in the context of the then needs of the Board of Directors with respect to experience, expertise and age. Each of the nominees for director to be elected at the Meeting was nominated and recommended by the Board of Directors.

     The Company has not received director nominee recommendations from any shareholders for the term commencing in 2004 and expiring in 2005 or 2006 or 2007 if the Proposed Amendment is approved. The Board of Directors will consider nominees recommended by shareholders, provided that such recommendations are submitted to the Board of Directors in writing and describe the reasons why the shareholder finds the recommended person to be a qualified candidate.

     The Board of Directors of the Company has no standing committees. The Board of Directors of the Bank has ten standing committees consisting of the Audit, Executive, Personnel, Finance, Marketing, Building, Investment, Long Range Planning, Data Processing and Trust Committees. The Chairman of the Board of Directors of the Bank (Mr. Clemons) and Mr. Richerson are members of all of the committees with the exception that Mr. Clemons and Mr. Richerson are not on the Personnel Committee or the Audit Committee. The members of each committee are generally appointed in May of each year, and serve until the following May. Therefore, the committee members identified below may not have been on each identified committee for the entire 2003 fiscal year. Unless otherwise provided below, the members identified below are the current members of the applicable committees.

     Audit Committee. The Company does not have an Audit Committee. The Bank, however, does have an Audit Committee, composed of Messrs. C. Bell, Franklin and VanHooser with Mr. Griffith serving as Chairman. The Audit Committee reviews annual and interim reports of the independent auditors and provides advice and assistance regarding the accounting, auditing and financial reporting practices of the Company and the Bank. The Audit Committee does not have a written charter. All of the Audit Committee’s members are independent under the current listing standards of the New York Stock Exchange, except for Mr. C. Bell, whose son, Jack Bell, is the owner of Jack Bell Builders, a company to which the Bank and the Community Bank of Smith County paid $1,844,000 in the aggregate for construction projects in 2003 as described in more detail below. While the Board of Directors believes that certain of its audit committee members are financially literate and have a level of financial sophistication necessary to serve on the Audit Committee, it has determined that the Company does not have an “audit committee financial expert” as defined by the SEC’s rules and regulations serving on the Audit Committee. The Board of Directors believes that at least one of the current members of the Audit Committee has a level of experience regarding banking operations and the application of generally accepted accounting principles as to provide valuable service to the Audit Committee in its role of overseeing the financial reporting process of the Company and the Bank. The Board of Directors further believes that the current members of the Company’s Board of Directors provide a breadth of experience and level of community relationships that are important to the

Company and that the Company does not believe that it could attract an additional director that meets the requirements of an “audit committee financial expert” who also has those similar relationships. In making its determination, the Board of Directors particularly considered the size and nature of the Company’s business and the importance of knowledge of the local communities served by the Bank. The Audit Committee held four meetings during 2003.

     Executive Committee. The Executive Committee is composed of Messrs. C. Bell, Bentley and VanHooser with Mr. Trice serving as Chairman. The Executive Committee reviews corporate activities, makes recommendations to the Board of Directors on policy matters and makes executive decisions on matters that do not require a meeting of the full Board of Directors. The Executive Committee held twelve meetings during 2003.

     Personnel Committee. The Personnel Committee, composed of Messrs. VanHooser, Freeman and J.A. Patton with Mr. J. Bell serving as Chairman, considers and recommends to the Board of Directors the salaries of all Bank personnel, including the Named Executive Officers. This committee held five meetings during 2003.

     Finance Committee. The Finance Committee is the credit review board of the Bank. This committee reviews loan applications meeting certain criteria and approves those found creditworthy. In addition, this committee reviews all loans that are funded. The committee is comprised of seven permanent members, Messrs. C. Bell, J. Bell, Bentley, Comer, Griffith and VanHooser with Mr. H. Patton serving as Chairman. Serving as “temporary members” of the committee in 2003 were Messrs. J.A. Patton, Franklin and Freeman. In addition, Mr. Trice served as an advisory member for the entire fiscal year. The Finance Committee held seventeen meetings during 2003.

     Marketing Committee. The Marketing Committee is composed of Messrs. Franklin, H. Patton and Trice with Mr. J.A. Patton serving as Chairman. The Marketing Committee recommends the direction of the marketing efforts of the Company and the Bank. This committee held four meetings during 2003.

     Building Committee. The Building Committee is composed of Messrs. J. Bell, Bentley, Griffith and J.A. Patton with Mr. Freeman serving as Chairman. This committee makes recommendations to the Company’s and the Bank’s Boards of Directors on the immediate and future building needs of the Company and the Bank. This committee held four meetings during 2003.

     Investment Committee. The Investment Committee is composed of Messrs. C. Bell, Comer and H. Patton with Mr. Bentley serving as Chairman. The Investment Committee reviews and directs the investment portfolio of the Bank. This committee held four meetings during 2003.

     Long Range Planning Committee. The Long Range Planning Committee is composed of Messrs. J. Bell, Freeman, H. Patton and VanHooser with Mr. Comer serving as Chairman. This committee explores strategic opportunities available to the Company and recommends the direction the Company should take on these matters. This committee held three meetings in 2003.

     Data Processing Committee. The Data Processing Committee is composed of Messrs. Comer, J.A. Patton and Richerson with Mr. Franklin serving as Chairman. The Data Processing Committee reviews the computer hardware and software needs of the Company and makes recommendations regarding purchases thereof to the Board of Directors. This committee held ten meetings during 2003.

     Trust Committee. The Trust Committee, composed of Messrs. J. Bell, Comer and Griffith with Mr. C. Bell serving as Chairman, is charged with the oversight of the Bank’s trust activities. This committee held four meetings during 2003.

     During the fiscal year ended December 31, 2003, the Board of Directors of the Bank held sixteen meetings while the Board of Directors of the Company met fifteen times. Each director attended more than 99% of the aggregate number of meetings of both the Bank’s and the Company’s Boards of Directors and the committees on which such director served. The Company encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2003 Annual Meeting of Shareholders.

     The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company’s review of the copies of such forms and written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

ITEM 3	—	AMENDMENT OF CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company’s Charter currently authorizes the issuance of 5,000,000 shares of Common Stock. As of December 31, 2003, 4,320,606 shares of Common Stock were issued and outstanding. On January 26, 2004, the Board unanimously approved and adopted, subject to shareholder approval, a proposed amendment to the Company’s Charter, providing for an increase in the authorized number of shares of Common Stock from 5,000,000 to 10,000,000. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the amendment to the Company’s Charter.

     If this proposal is approved by the Company’s shareholders at the Meeting, the amendment to the Charter will become effective upon the filing of Articles of Amendment with the Secretary of State of Tennessee, which filing is expected to take place shortly after the Annual Meeting. The Board believes that it is in the best interests of the Company and all of its shareholders to amend the Charter.

     Except as set forth below, the relative rights of the holders of Common Stock under the Charter would remain unchanged. Article 6 of the Charter, as amended by the proposed amendment, is set forth below:

“6. The total number of shares of stock which the corporation is authorized to issue is one hundred (100) shares of Organizational Stock, no par value per share and ten million (10,000,000) shares of Common Stock, $2.00 par value per share.”

     The Board believes that with the current level of authorized capital stock, the Company is constrained in its ability to pursue strategies intended to support its planned growth and to enhance shareholder value. The Board considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Company the necessary flexibility to issue Common Stock in connection with stock dividends and splits, acquisitions, equity financings and for other general corporate purposes. The Company currently has no oral or written plans, arrangements or understandings for the issuance of the additional shares of Common Stock to be authorized pursuant to this proposal.

     The amendment to the Company’s Charter will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if this amendment to the Company’s Charter is adopted by the shareholders, the Board will have authority to issue the additional shares of Common Stock from time to time without further action on the part of shareholders except as may be required by applicable law or by the rules of any stock exchange or market on which the Company’s securities may then be listed or authorized for quotation.

     The additional number of authorized shares could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the Board of Directors. Shareholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT.

ITEM 4 — OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.

INDEPENDENT PUBLIC ACCOUNTANT INFORMATION

     The Board of Directors has selected Maggart & Associates, P.C. to serve as independent auditors for the current fiscal year upon the recommendation of the Audit Committee. Maggart & Associates, P.C. has served in this capacity for the Company since 1987. A representative of Maggart & Associates is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

     During the fiscal years ended December 31, 2003 and December 31, 2002, the Company incurred the following principal independent auditor fees:

	2003	2002
Audit Fees:(a)	$127,090	$101,400
Audit-Related Fees:(b)	$14,665	$10,522
Tax Fees:(c)	$11,625	$5,040
Other Fees:	—	—

(a)	Includes fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

(b)	Includes fees related to the audit of the Company’s 401(k) plan and data office and investment center reviews.

(c)	Includes fees related to the preparation of the Company’s tax returns and other tax related assistance.

     The Audit Committee considered these fees and concluded that the performance of these services was consistent with Maggart & Associates’ independence.

     The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services Maggart & Associates, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Maggart & Associates during fiscal 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides information as to annual, long-term or other compensation during fiscal years 2003, 2002, and 2001 for Mr. Clemons, the Company’s Chief Executive Officer, Mr. Richerson, the Bank’s President, Gary Whitaker, the Bank’s Senior Vice President, Larry Squires, the Bank’s Senior Vice President, and

John Goodman, the Bank’s Senior Vice President-Western Division, the four most highly compensated executive officers of the Company or the Bank with total annual salary and bonus over $100,000 for the year ended December 31, 2003.

				Long-Term Compensation
	Annual Compensation			Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options/SARS (#)	Compensation(2)
J. Randall Clemons, President and Chief	2003	$263,502	$156,000	-0-	$44,460
Executive Officer of the	2002	228,502	136,000	-0-	46,922
Company and Chief Executive Officer of the Bank	2001	213,533	106,000	-0-	40,421

H. Elmer Richerson,	2003	$200,130	$78,000	-0-	$31,687
President of the Bank	2002	170,130	68,000	-0-	31,991
	2001	156,000	53,000	-0-	27,461

Gary Whitaker,	2003	$117,000	$40,224	-0-	$18,372
Senior Vice President of	2002	106,000	37,930	-0-	17,506
the Bank	2001	100,000	34,126	-0-	15,727

Larry Squires,	2003	$100,200	$15,361	-0-	$14,730
Senior Vice President of	2002	95,400	14,531	-0-	14,370
the Bank	2001	80,000	24,495	-0-	12,738

John Goodman, Senior Vice President -	2003	$90,000	$14,079	2,000 (3)	$3,519
Western Division of the	2002	29,847	7,000	-0-	-0-
Bank	2001	-0-	-0-	-0-	-0-

(1)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

(2)	Represents for fiscal years 2003, 2002 and 2001, respectively, (i) the Company’s matching grants under the Company’s 401(k)/profit sharing plan in the amounts of $19,200, $19,200 and $16,421 for Mr. Clemons; $19,200, $19,200 and $16,421 for Mr. Richerson; $15,094, $13,817 and $12,955 for Mr. Whitaker; $9,881, $9,234 and $7,743 for Mr. Squires; and $3,519, $0 and $0 for Mr. Goodman; and (ii) accruals by the Company with respect to the Company’s obligations under the Executive Salary Continuation Agreements described below in the amounts of 25,260, $27,722 and $24,000 for Mr. Clemons; $12,487, $12,791 and $11,040 for Mr. Richerson; $3,278, $3,689 and $2,772 for Mr. Whitaker; and $4,850, $5,136 and $3,504 for Mr. Squires.

(3)	The number of securities underlying options have been adjusted to reflect the Company’s two-for-one stock split paid to shareholders on October 30, 2003.

Option Grants in 2003

     The following table summarizes certain information regarding stock options issued to the Named Executive Officers during fiscal 2003. No stock appreciation rights (“SARs”) have been granted by the Company.

Individual Grants
	Number of	Percent of Total			Potential Realizable Value at
	Securities	Options Granted to			Assumed Annual Rates of Stock
	Underlying Options	Employees in Fiscal	Exercise Price	Expiration	Price Appreciation For Option Term
Name	Granted(#)(1)	2003(%)	($/Share)	Date	5%($)	10%($)
John Goodman(2)	2,000 (3)	20%	$22.50	1/02/13	$28,300	$71,718

(1)	The options were granted to Mr. Goodman on January 2, 2003 pursuant to the Company’s 1999 Stock Option Plan.

(2)	The option award information has been adjusted to reflect the Company’s two-for-one stock split paid by the Company on October 30, 2003.

(3)	The options vest 10% per year beginning with the first anniversary of the date of grant. If any of certain events which generally constitute a change in control of the Company occur, the options would become immediately exercisable.

Aggregate Option Exercises During 2003 and Fiscal Year End Option Values

     The following table provides information related to options exercised by the named executive officers during the 2003 fiscal year and the number and value of options held at fiscal year end and has been adjusted to reflect the two-for-one stock split authorized by the Company and paid to the Company’s shareholders in the form of a 100% stock dividend on October 30, 2003. The Company has not issued stock appreciation rights or warrants to its executive officers.

	Shares		Number of Securities		Value of Unexercised In-the-Money
	Acquired on	Value	Underlying Unexercised Options(#)		Options at Fiscal Year End ($)(1)
Name	Exercise (#)(2)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
J. Randall Clemons	—	—	3,200	4,800	$39,040	$58,500
H. Elmer Richerson	—	—	2,132	3,200	26,011	39,040
Gary Whitaker	200	$3,530	906	1,360	11,054	16,592
Larry Squires	—	—	1,066	1,601	13,006	19,532
John Goodman	—	—	200	1,800	1,000	9,000

(1)	The closing price for the common stock as of December 31, 2003 was $27.50. Value is calculated on the basis of the difference between the option exercise price and $27.50, multiplied by the number of shares of Common Stock underlying the option.

(2)	Gary Whitaker was the only named executive officer that exercised any stock options during 2003.

Executive Salary Continuation Agreements

     The Company has entered into Executive Salary Continuation Agreements with certain of its senior executive officers, including Messrs. Clemons, Richerson, Whitaker and Squires, pursuant to which each such executive officer (or his or her beneficiaries) are entitled, if certain performance targets for the Bank are met, to receive annual payments for 15 years, upon retirement at age 65 or, if sooner, the death or disability of such executive officer. In the event that the executive officer resigns or is terminated without cause prior to age 65, he or she is entitled to receive the vested portion of such benefits, with vesting occurring at the rate of 6%, 6%, 6% and 6% per year from March 30, 1995, March 30, 1995, March 16, 1998 and August 21, 1996 for each of Messrs. Clemons, Richerson, Whitaker and Squires, respectively, if the required performance targets are met. As of December 31, 2003, Messrs. Clemons, Richerson, Whitaker and Squires were vested 42%, 42%, 24% and 36%, respectively. The performance target for each agreement is average return on assets for the Bank over the vesting period for each executive officer, as follows: 1.0% or better (100% of vested benefit); .9-.99% (90%); ..8-.89% (80%); .7-.79% (70%) and below .7%, no benefit.

     The amounts paid to a named executive officer are dependent on the then current compensation for each such person at the time of retirement or termination and will also be reduced by a percentage of social security payments and 401(k) benefits paid to the named executive officer during the time when the benefits are being paid and, as such, cannot be calculated with certainty at this time. By way of example, if a named executive officer is employed by the Company for a period of 10 years and the average return on assets in each of those ten years is 0.99, then the named executive officer would be entitled to receive fifty-four percent (54%) of his or her then current salary at termination, less (i) fifty percent of social security benefits paid to the named executive officer and (ii) one hundred percent of the employer contributed 401(k) benefits paid to the named executive officer.

     Payment of the benefits is contingent on the executive officer not competing with the Bank for three years after termination of employment. In the event there is a change in control of the Bank or the Company, the benefits become fully vested without regard to the performance target or the non-competition agreement. A “change in control” is the acquisition of 50% or more of the shares of the Bank or the Company, or a merger, consolidation or similar transaction involving the Bank or the Company, or the cessation by either of their business activities or existence.

DIRECTORS’ COMPENSATION

     Each of the Company’s directors is elected at the Annual Meeting and serves until the next Annual Meeting and until his successor has been duly elected and qualified. If the Proposed Amendment is approved the directors will be classified in three classes, with directors in each class serving for three year terms. The Board of Directors of the Company also serves as the Board of Directors of the Bank. In 2003, each director received $1,650 per month for his services as a director of the Company. In addition, each director of the Bank received $800 per month for his services as a director of the Bank and $450 for each committee meeting of the Bank he attended, not to exceed $1,350 per month, as a member of the various committees on which he serves. In addition, fees of $1,683 and $1,390 were paid to each of the directors of the Company and the directors of the Bank, respectively, for attendance at Company and Bank planning retreats held during 2003.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions with respect to compensation of the Company’s and the Bank’s executive officers, including the Chief Executive Officer and the other named executive officers, for fiscal year 2003 were made by the Board of Directors of the Bank based upon recommendations by the Personnel Committee. Compensation of executive officers consists of a base salary, an annual bonus and matching and profit-sharing contributions under the Company’s 401(k) plan (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the Bank or Company). No member of the Personnel Committee served as an officer or employee of the Company or of any of its subsidiaries during 2003.

     The overarching policy of the Personnel Committee and the Board of Directors in determining executive compensation, including the compensation of the Chief Executive Officer, is to attract and retain the highest quality talent to lead the Company and to reward key executives based upon their individual performance and the performance of the Bank and the Company. The Personnel Committee believes that providing incentives to and rewarding the performance of the Company’s executive officers enhances the profitability of the Company.

     In recommending the 2003 base salary of J. Randall Clemons, the Company’s and the Bank’s Chief Executive Officer, the Personnel Committee reviewed a Tennessee Banking Association (“TBA”) 2002 survey of compensation levels for Chief Executive Officers of Middle Tennessee banks or bank holding companies with assets of $500- 1 billion. Decisions regarding compensation were made in view of these sources of information with the intent to compensate the Chief Executive Officer with a comparable base salary.

     The Personnel Committee further considered the Bank’s and the Company’s overall financial performance in 2002 in recommending Mr. Clemons’ base salary (including asset quality and growth, net income, earnings per share and return on equity compared to the previous year). For example, total assets for fiscal year 2002 for the Company increased 12.72% compared with 2001, net income increased 28.2% and earnings per share increased 25.15% compared with 2001. Mr. Clemons’ base salary was increased 15.3% for the 2003 fiscal year. Notwithstanding disclosure of certain performance measures in this paragraph, the Personnel Committee’s recommendations concerning Mr. Clemons’ base salary were not based upon the attainment of any specific quantitative performance objectives.

     The base salary for Mr. Richerson, Mr. Whitaker, Mr. Squires and Mr. Goodman were based on similar criteria and considerations.

     Executive officers are eligible for an annual cash bonus pursuant to a formula determined by the Board of Directors that is based upon the Company’s net income for the fiscal year. In 2003, Mr. Clemons was eligible for, and received, $6,000 for the first $1.25 million of net income earned by the Company and $5,000 for each additional $250,000 of net income earned. Mr. Richerson was eligible for, and received, $3,000 for the first $1.25 million of net income earned by the Company and $2,500 for each additional $250,000 of net income earned. Mr. Whitaker, Mr. Squires and Mr. Goodman were eligible for, and received, a bonus determined by the return of assets performance of the Bank which bonus was calculated on a basis consistent with the Bank’s other employees. Messrs. Whitaker, Squires and Goodman were also eligible to receive monthly cash payments under the Company’s cash-based incentive plan upon the attainment of certain performance goals.

     Employees, including executive officers, also receive a matching grant of $.35 from the Company for each one dollar ($1) up to a maximum of 6% of the amount contributed each year by the employee to his or her 401(k) account. No employee is entitled to contribute more than $13,000. The Company contributes additional funds into each employee’s 401(k) account under a profit-sharing arrangement based upon each employee’s base salary as a percentage of the Company’s total payroll.

     The compensation levels for fiscal year 2003 for members of management other than Mr. Richerson, Mr. Clemons, Mr. Whitaker and Mr. Squires were established by the Personnel Committee based upon the recommendation of the Company’s Chief Executive Officer, J. Randall Clemons. Mr. Clemons’ recommendations regarding these salaries were based on considerations and criteria similar to those described above.

Jack W. Bell, Chairman	John Freeman
James Anthony Patton	Robert VanHooser

     The foregoing report of the Personnel Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT FOR 2003

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

Marshall Griffith, Chairman	Charles Bell
Robert T. VanHooser, Jr.	Jerry Franklin

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Personnel Committee Interlocks and Insider Participation

     During fiscal 2003, the Personnel Committee of the Board of Directors of the Bank was composed of Messrs. Freeman, J.A. Patton and VanHooser with Mr. J. Bell serving as Chairman. With the exception of Mr. VanHooser who was an officer of the Bank until 1996, none of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. There are no relationships among the Company’s executive officers, members of the Personnel Committee or entities whose executives serve on the Board of Directors or the Personnel Committee that require disclosure under applicable regulations of the SEC, except that Jack Bell, Builders, a company owned by Mr. Jack Bell, a member of the Personnel Committee, was paid an aggregate of $1,884,000 by the Bank and the Community Bank of Smith County for the construction of the Gordonsville office of the Community Bank of Smith County and the Bank’s Leeville — 109 office and the renovation of the Bank’s Hartsville and Mt. Juliet offices. Mr. Charles Bell is the father of Mr. Jack Bell.

     No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

Certain Relationships and Related Transactions

     Some directors and principal officers of the Company at present, as in the past, are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Bank are at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features.

     During 2003, John R. Trice Appraisals, Inc. was paid an aggregate of $493,818 for 1,309 appraisals and inspections performed in connection with loans originated by the Bank. This company is owned by John R. Trice, a director of the Company and the Bank. The payments made by the Bank were reimbursed in full by the persons and/or entities whose properties were appraised.

     During 2003 Jack Bell, Builders was paid an aggregate of $1,844,000 by the Bank and the Community Bank of Smith County for the construction of the Gordonsville office for the Community Bank of Smith County and the Bank’s Leeville — 109 office and the renovation of the Bank’s Hartsville and Mt. Juliet offices. This Company is owned by Jack Bell, a director of the Company and the Bank. Mr. Jack Bell is the son of Mr. Charles Bell, another director of the Company.

Shareholder Return Performance Graph

     The following graph compares the percentage change in the unaudited total return on the Company’s Common Stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company’s Independent Bank Index between December 31, 1998 and December 31, 2003. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 at December 31, 1998 and that all dividends were reinvested.

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

WILSON BANK HOLDING COMPANY
Five Year Performance Index

250
200
150
100
50
0
INDEX
1998
1999
2000
2001
2002
2003
YEAR
WILSON BANK HOLDING COMPANY
INDEPENDENT BANK INDEX
NASDAQ INDEX

	1998	1999	2000	2001	2002	2003
WILSON BANK HOLDING COMPANY	100	123	140	157	181	234
INDEPENDENT BANK INDEX	100	94	89	110	136	176
NASDAQ INDEX	100	185	112	89	61	92

SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS

     Shareholders intending to submit proposals for presentation at the next Annual Meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to J. Randall Clemons, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087. Proposals must be in writing and must be received by the Company prior to November 15, 2004 in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2005 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

     For any other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder must forward such proposal to Mr. Clemons at the Company’s main office (listed above) prior to January 29, 2005.

GENERAL

     In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation other than their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons and may reimburse them for their reasonable out-of-pocket expenses in connection therewith.

     The Company’s 2003 Annual Report is mailed herewith. A shareholder may obtain a copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2003 without charge by writing to Becky Taylor, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087.

By order of the Board of Directors,

/s/ Jerry L. Franklin Jerry L. Franklin Secretary
Lebanon, Tennessee March 15, 2004

Appendix A

ARTICLES OF AMENDMENT
TO THE CHARTER
OF
WILSON BANK HOLDING COMPANY

     In accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Charter (the “Charter”):

     1. Name of Corporation. The name of the Corporation is Wilson Bank Holding Company.

     2. Section 6 of the Charter is hereby deleted in its entirety and replaced with the following:

   “6. The number of shares of stock the corporation is authorized to issue is one hundred (100) shares of Organizational Stock, no par value per share and ten million (10,000,000) shares of Common Stock, $2.00 par value per share.”

     3. Except as amended by these Articles of Amendment, the Charter of the Corporation shall remain in full force and effect.

     4. Adoption. These Articles of Amendment were duly adopted by the Board of Directors on January 26, 2004, and by the shareholders of the Corporation on ____________ , 2004.

     5. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.

Date: __________ , 2004

WILSON BANK HOLDING COMPANY

J. Randall Clemons, Chief Executive Officer

A-1

     Form of Proxy

WILSON BANK HOLDING COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     This proxy is solicited upon behalf of the Board of Directors for the Annual Meeting to be held on April 13, 2004.

     The undersigned hereby appoints Harold R. Patton and Mackey Bentley, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Wilson Bank Holding Company, held by the undersigned on March 1, 2004 at the Annual Meeting of Shareholders to be held Tuesday, April 13, 2004, at 7:00 p.m. (CST), at the main office of Wilson Bank and Trust located at 623 West Main Street, Lebanon, Tennessee 37087, and any adjournment(s) thereof.

1. PROPOSAL TO AMEND THE COMPANY’S CHARTER, to divide the Board of Directors into three classes and to require a supermajority vote to amend the provisions in the Charter establishing a classified board.

                 FOR                     AGAINST                     ABSTAIN

2. ELECTION OF DIRECTORS

FOR all nominees (except as marked to the contrary below)

CLASS I (term expiring in 2005): Jack W. Bell, Mackey Bentley, Harold R. Patton, H. Elmer Richerson

CLASS II (term expiring in 2006): Charles Bell, J. Randall Clemons, Jerry L. Franklin, James Anthony Patton

CLASS III (term expiring in 2007): James F. Comer, John B. Freeman, Marshall Griffith, John R. Trice, Robert T. VanHooser, Jr.

Withhold authority to vote for all thirteen nominees;

Withhold authority to vote for the following nominee(s), write that nominee’s name on the line below:

3. PROPOSAL TO AMEND THE COMPANY’S CHARTER, to increase the number of authorized shares of common stock from five million (5,000,000) to ten million (10,000,000).

                 FOR                     AGAINST                     ABSTAIN

In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Signature	Date
Signature (if held jointly)	Date

     Please sign exactly as your name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by an authorized person.

BE SURE TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
IN THE ADDRESSED POSTAGE PAID ENVELOPE PROVIDED